Exhibit 10.03
RECORDING REQUESTED BY AND,
WHEN RECORDED, RETURN TO:
NetApp, Inc.
7301 Kit Creek Road
Research Triangle Park, NC 27709
Attention: Ingemar Lanevi
AGREEMENT CONCERNING
GROUND LEASE
     THIS AGREEMENT CONCERNING GROUND LEASE (this “Agreement”) dated as of December 1, 2008 (the "Effective Date”), is made by and between BNP PARIBAS LEASING CORPORATION (“BNPPLC”), a Delaware corporation, and NETAPP, INC. (“NAI”), a Delaware corporation, which is the successor by merger to Network Appliance, Inc.
RECITALS
This Agreement is entered into upon, and with respect to, the following facts and intentions:
     A. BNPPLC and NAI’s predecessor-in-interest, Network Appliance, Inc., have heretofore entered into the following agreements:
     (1) Ground Lease (Building 9) dated as of February 1, 2008 (as the same may have been modified, the “Ground Lease”), which was not recorded, but was referenced in the two recorded short form documents described in the next two subparagraphs. Pursuant to the Ground Lease, NAI, as ground lessor, now ground leases to BNPPLC, as ground lessee, that certain land more particularly described in Annex A attached hereto and incorporated herein by this reference (herein the “Land”).
     (2) Lease Agreement (Building 9) dated as of February 1, 2008 (as the same may have been modified, the “Sublease”), which was the subject of that certain Short Form of Lease Agreement, dated as of February 1, 2008, (the “Short Form of Sublease”), recorded in the official records of Santa Clara County, California (the “Official Records”) on November 5, 2008 under the county recorder’s Document #: 20037778. Under the Sublease, BNPPLC, as sublessor, now leases to NAI, as sublessee, BNPPLC’s ground leasehold interest in the Land and all of the improvements located thereon (collectively the “Subleased Premises”).
     (3) Purchase Agreement (Building 9) dated as of February 1, 2008 (as the same may have been modified, the “Purchase Agreement”), which was the subject of that certain Memorandum (Short Form) of Purchase Agreement, dated as of February 1, 2008, recorded in the Official Records on November 5, 2008 under the county recorder’s Document #: 20037779.

     (4) Common Definitions and Provisions Agreement (Building 9) dated as of February 1, 2008 Date (as the same may have been modified, the “Common Definitions and Provisions Agreement”) which was not recorded. As used in this Agreement, capitalized terms defined in the Common Definitions and Provisions Agreement and not otherwise defined in this Agreement are intended to have the respective meanings assigned to them in the Common Definitions and Provisions Agreement.
     B. BNPPLC and NAI now mutually wish to terminate the Ground Lease on the terms and conditions more particularly herein set forth.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration the adequacy of which is hereby acknowledges, the parties hereto agree as follows:
     1. Termination of Ground Lease. As of the Effective Date, BNPPLC hereby surrenders all of its right title and interest in the Ground Lease unto NAI, subject only to the “Permitted Encumbrances” described in Annex B attached hereto and incorporated herein by this reference, and the Ground Lease is hereby terminated. Notwithstanding anything to the contrary in this Agreement, BNPPLC does, for itself and its successors, covenant, warrant and agree to defend the title to the Land against claims and demands of any person claiming under or through a Lien Removable by BNPPLC. Except as expressly set forth in the preceding sentence, BNPPLC makes no warranty of title, express or implied.
     2. Acknowledgment of Reversion. BNPPLC also acknowledges and agrees that because of the termination of the Ground Lease, all of BNPPLC’s right, title and interest in and to the following property will revert to NAI and BNPPLC does hereby forever relinquish, waive, and quitclaim unto NAI (subject to such Permitted Encumbrances):
A.	the Sublease;

B.	the Purchase Agreement;

C.	any pending or future award made because of our condemnation affecting the Property or because of any conveyance to be made in lieu thereof, and any unpaid proceeds of insurance or claim or cause of action for damages, loss or injury to the Subleased Premises; and

D.	all other property included within the definition of “Property” as set forth in the Purchase Agreement;
provided, however, that excluded from this provision and quitclaim, and reserved to BNPPLC, are any rights or privileges of BNPPLC under the following are expressly reserved and retained by BNPPLC: (I) the indemnities set forth in the Sublease and the Ground Lease, whether such
Agreement Concerning Ground Lease (Building 9) — Page 2

rights are presently known or unknown, including rights of BNPPLC to be indemnified against environmental claims of third parties, as provided in the Ground Lease which may not presently be known; and (ii) provision in the Sublease that establish the right of BNPPLC to recover any accrued unpaid rent under the Sublease which may be outstanding as of the date hereof; and (iii) agreements between BNPPLC and BNPPLC’s Parent or any Participant, or any modification or extension thereof.
BNPPLC agrees to warrant and defend the title to the Subleased Premises as herein relinquished, against claims and demands of any person claiming under or through a Lien Removable by BNPPLC relating to the Subleased Premises.
     3. “As Is” Reversion. Notwithstanding any contrary provisions contained herein, NAI acknowledges that BNPPLC makes no representations or warranties of any nature or kind, whether statutory, express or implied, with respect to environmental matters or the physical condition of the Subleased Premises, and NAI, by acceptance of this agreement, accepts the Subleased Premises “As Is,” “Where Is,” and “With All Faults,” and without any such representation or warranty by BNPPLC as to environmental matters, the physical condition of the Subleased Premises, compliance with subdivision or platting requirements or construction of any improvements. Without limiting the generality of the foregoing, NAI hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transactions contemplated by this Agreement, as are any warranties arising from a course of dealing or usage of trade. NAI hereby assumes all risk and liability (and agrees that BNPPLC will not be liability for any special, direct, indirect, consequential, or other damages) resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair, or operation of the Subleased Premises, except for damages proximately caused by (and attributed by any applicable principles of comparative fault to) any “Established Misconduct” (as defined in the Common Definitions and Provisions Agreement) of BNPPLC.
     4. Binding Effect. The terms, provisions, covenants, and conditions hereof will be binding upon NAI and BNPPLC and their respective successors and assigns, and any other party claiming through either of them, and will inure to the benefit of NAI and BNPPLC and all transferees, mortgages, successors and assigns.
Agreement Concerning Ground Lease (Building 9) — Page 3

     5. Miscellaneous. This Agreement and any other agreement relating hereto and executed concurrently herewith represent the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior negotiations and agreement between BNPPLC and NAI concerning the subject matter hereof. No amendment or modification of this Agreement will be binding or valid unless express in a writing executed by both parties hereto. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to conflict or choice of laws. Words in the singular number will be held to include the plural and vice versa, unless the context otherwise requires. This Agreement may be executed in counterparts, each of which will be an original and all of which together will be a single instrument.
[Signature pages follow.]
Agreement Concerning Ground Lease (Building 9) — Page 4

IN WITNESS WHEREOF, BNPPLC and NAI have signed this Agreement Concerning Ground Lease as of the date(s) of their respective acknowledgments before notaries indicated below, but to be effective as of December 1, 2008.

BNP PARIBAS LEASING CORPORATION, a Delaware corporation
By:	/s/ Lloyd G. Cox
	Name:	Lloyd G. Cox
	Title:	Managing Director

STATE OF DALLAS	)
	)	SS
COUNTY OF TEXAS	)
On November                     , 2008, before me                                         , a Notary Public in and for the County and State aforesaid, personally appeared Lloyd G. Cox, Managing Director of BNP Paribas Leasing Corporation, who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS, my hand and official seal.

Agreement Concerning Ground Lease (Building 9) — Signature Page

[Continuation of signature pages to Agreement Concerning Ground Lease dated to be effective as of December 1, 2008.]

NETAPP, INC., a Delaware corporation, which is the successor in interest by merger to Network Appliance, Inc.
By:	/s/ Ingemar Lanevi
	Name:	Ingemar Lanevi
	Title:	Vice President and Corporate Treasurer

STATE OF NORTH CAROLINA	)
	)	SS
COUNTY OF WAKE	)
On November                     , 2008, before me                                         , a Notary Public in and for the County and State aforesaid, personally appeared Ingemar Lanevi, Vice President and Corporate Treasurer of NetApp, Inc., who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS, my hand and official seal.

Agreement Concerning Ground Lease (Building 9) — Signature Page

Annex A
Legal Description
Parcel 9 and the Additional Leased Premises, as defined below, (collectively, the “Building 9 Ground Lease Premises”) as shown on that certain Vesting Tentative Parcel Map provided to BNP Paribas Leasing Corporation by the Network Appliance, Inc. attached hereto and made a part hereof (the “Tentative Map”), which has received preliminary approval from the City of Sunnyvale, California, but not yet been filed for record in the office of the recorder of the County of Santa Clara, State of California. As used herein, “Additional Leased Premises” means the parking lots, driveways and other areas shaded in gray on the Tentative Map attached hereto within the larger area designated as Common Lot A (consisting of 30.46 Acres, more or less) on the Tentative Map. The northern boundary of the Additional Leased Premises is a line that runs along the same line as the northern boundary of Common Lot A, as shown on the Tentative Map, extending from the corner of two streets adjacent to the Additional Leased Premises to the northeast corner of Parcel 12, as shown on the Tentative Map. The western boundary of the Additional Leased Premises runs along the same line as (but extends beyond) the eastern boundary of Parcel 12, as shown on the Tentative Map. The eastern boundary of the Additional Leased Premises runs along the same line as the eastern boundary of Common Lot A, as shown on the Tentative Map. The southern boundary of the Additional Leased Premises runs along the center of an existing or proposed driveway which is situated between Parcel 8 and Parcel 9, as shown on the Tentative Map.
TOGETHER WITH, easements appurtenant to the Building 9 Ground Lease Premises as described in Exhibit A attached to the Ground Lease.

VESTING TENTATIVE PARCEL MAP
FOR CROSSMAN COMMONS
13 PARCELS

VICINITY MAP

NOT TO SCALE

NOTES:

REFERENCES

ABBREVIATIONS

LEGEND

GENEVA DRIVE
CASPIAN DRIVE
JACK DRIVE
CROSSMAN AVENUE
BALTIC DRIVE
CARIBBEAN DRIVE

Additional Leased Premises shaded in gray.

PROPOSED SITE CONDITIONS

KIER & WRIGHT

VESTING TENTATIVE PARCEL MAP

FOR: NETWORK APPLIANCE

1

Annex A to Agreement Concerning Ground Lease (Building 9) — Page 2

Annex B
Permitted Encumbrances
This agreement is made subject to all encumbrances not constituting a “Lien Removable by BNPPLC” (as defined in the Common Definitions and Provisions Agreement), including the following matters to the extent the same are still valid and in force:
1. Taxes and assessments for the current tax year and subsequent years, which are not yet due and payable.
2. THE LIEN of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code, resulting from changes of ownership or completion of construction on or after the date hereof.
3. EASEMENT for the purposes stated herein and incidents thereto

Purpose	:	Slope Easement
In favor of	:	City of Sunnyvale
Recorded	:	October 9, 1964 in Book 6695, page 430, Official Records
Affects	:	Easterly 18 feet, as shown on a survey plat entitled ALTA/ACSM Land Title Survey for: Network Appliance, 1345 Crossman Avenue, dated December 2, 1999, prepared by Kier & Wright, Job No. 97208-16.
4. EASEMENT for the purposes stated herein and incidents thereto

Purpose	:	Public utilities easement
In favor of	:	City of Sunnyvale
Recorded	:	October 9, 1964 in Book 6695, page 450, Official Records
Affects	:	Easterly 7 feet, as shown on a survey plat entitled ALTA/ACSM Land Title Survey for: Network Appliance, 1345 Crossman Avenue, dated December 2, 1999, prepared by Kier & Wright, Job No. 97208-16.
5. Covenants, Conditions and Restrictions in the Declaration of Protective Covenants — Moffett Industrial Park No. 2) recorded December 23, 1971 in Book 9640, page 443, Official Records; which provide that a violation thereof shall not defeat or render invalid the lien of any Mortgage or Deed of Trust made in good faith and for value. Said Covenants, Conditions and Restrictions do not provide for reversion of title in the event of a breach thereof. Restrictions, if any, based upon race, color, religion, sex, handicap, familial status, or national origin are deleted, unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607, of the United States Code, or (b) related to handicap but does not discriminate against handicapped persons.

     ASSIGNMENT AND ASSUMPTION of the rights, powers, duties, obligations, and reservations of Moffett Park Associates, in favor of The Prudential Insurance Company of America, recorded February 8, 1977 in Book C583, page 685, Official Records.
6. EASEMENT for the purposes stated herein and incidents thereto

Purpose	:	Public utilities
Granted to	:	City of Sunnyvale
Recorded	:	November 16, 1976 in Book C414, page 105, Official Records
Affects	:	Southerly 10 feet, as shown on a survey plat entitled ALTA/ACSM Land Title Survey for: Network Appliance, 1345 Crossman Avenue, dated December 2, 1999, prepared by Kier & Wright, Job No. 97208-16.
7. LIMITATIONS, covenants, restrictions, reservations, exceptions or terms, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violate 42 USC 3604(c), contained in the document recorded February 5, 1980 in Book F122, page 460, Official Records.
Annex B to Agreement Concerning Ground Lease (Building 9) — Page 2